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Exhibit 2.8

AMENDMENT NUMBER ONE

TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT NUMBER ONE (this “Amendment”) is entered into as of the 31 day of August 2012 (the “Effective Date”) by and between: (i) Glaxo Group Limited a company incorporated under the laws of England and Wales having its registered office at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 ONN (“GSK”), and (ii) Welichem Biotech, Inc., a company incorporated under the laws of British Columbia, V5G 3Ll, Canada (“Welichem”) (together, the “Parties”).

WHEREAS, GSK and Welichem are Parties to a certain Asset Purchase Agreement entered into on 29 May 2012 (the “Agreement”);

WHEREAS, the Parties mutually desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

Except as amended hereby, the Agreement is ratified, confirmed and reaffirmed in all respects. The Agreement together with this Amendment will be read, taken and construed as one and the same instrument. All terms used in this Amendment but not defined herein will have the same meaning set forth for that term in the Agreement.

2.	Section 5.6 (Transfer after Time of First Closing) of the Agreement shall be amended and restated to extend the First Asset Transfer Period from [***] to [***] as follows:

“Transfer after Time of First Closing. Title to the Ex-China Assets shall pass to GSK on the First Closing Date. Welichem shall deliver all the Ex-China Assets and/or physical embodiments of the Ex-China Assets, including all Assets listed on the Ex-China Asset Schedule, and direct its agents to forward the Records held by them on behalf of Welichem to GSK as soon as practicable after the First Closing, which delivery and transfer shall complete no later than [***] following the First Closing Date (the “First Asset Transfer Period”) and GSK shall confirm with Welichem in writing its receipt of the Ex-China Assets as such assets are received. In the event that GSK seeks additional data from Welichem pertaining to the Ex-China Assets, GSK may, during the First Asset Transfer Period, make a specific request to Welichem for copies of such additional data. If, despite Welichem using all reasonable efforts, it cannot locate such additional data, Welichem shall promptly notify GSK in writing no later than [***] after the request. GSK shall be responsible for the physical transfer of the Ex-

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China Assets (including compliance and costs associated with any export control laws or regulations and any required governmental authorizations) during the First Asset Transfer Period.”

shall be replaced with:

“Transfer after Time of First Closing. “Title to the Ex-China Assets shall pass to GSK on the First Closing Date. Welichem shall deliver all the Ex-China Assets and/or physical embodiments of the Ex-China Assets, including all Assets listed on the Ex-China Asset Schedule, and direct its agents to forward the Records held by them on behalf of Welichem to GSK as soon as practicable after the First Closing, which delivery and transfer shall complete no later than [***] following the First Closing Date (the “First Asset Transfer Period”) and GSK shall confirm with Welichem in writing its receipt of the Ex-China Assets as such assets are received In the event that GSK seeks additional data from Welichem pertaining to the Ex-China Assets, GSK may, during the First Asset Transfer Period, make a specific request to Welichem for copies of such additional data. If, despite Welichem using all reasonable efforts, it cannot locate such additional data, Welichem shall promptly notify GSK in writing no later than [***] after the request. GSK shall be responsible for the physical transfer of the Ex-China Assets (including compliance and costs associated with any export control laws or regulations and any required governmental authorizations) during the First Asset Transfer Period .”

3.

All other provisions of the Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in counterparts, each such counterpart will be deemed an original agreement, but all such counterparts together will constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOLLOW.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized corporate officers or representatives as of the Effective Date.

Glaxo Group Limited	Welichem Biotech, Inc.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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